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EXHIBIT 4.8

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NETGURU, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                    Right to Purchase 50,000 Shares of Common
                                    Stock of netGuru, Inc. (subject to
                                    adjustment as provided herein)

                          COMMON STOCK PURCHASE WARRANT

No. 2003-4                                         Issue Date: December 31, 2003

                  netGuru, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), hereby certifies that, for value received, Silverman Heller Associates, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., Pacific Standard Time, through five (5) years after such date (the "Expiration Date"), up to 50,000 fully paid and nonassessable shares of Common Stock of the Company, at the Exercise Price (as defined below).

                  As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                  (a) The term "Company" shall include netGuru, Inc. and any corporation that shall succeed or assume the obligations of netGuru, Inc. hereunder.

                  (b) The term "Common Stock" includes (a) the Company's Common Stock, par value $.01 per share, and (b) any other securities into which or for which any of the securities described in (a) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                  (c) The term "Exercise Price" shall be as follows:

                           a. 50,000 shares at $1.35 per share.

         1. EXERCISE OF WARRANT. From and after the date hereof through and including the Expiration Date, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of the exercise notice attached hereto as Exhibit A (the "Exercise Notice") and payment of the exercise price, shares of Common Stock of the Company.

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         2. PROCEDURE FOR EXERCISE.

                  2.1 DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) business days thereafter, the Company will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled on such exercise.

                  2.2 EXERCISE. Payment may be made in cash or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price, for the number of Common Shares specified in such form and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock determined as provided herein.

         3. EFFECT OF REORGANIZATION.

                  3.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto.

                  3.2 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company.

         4. EXTRAORDINARY EVENTS REGARDING COMMON STOCK. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such

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event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The number of shares of Common Stock that the holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Exercise Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Exercise Price in effect on the date of such exercise.

         5. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant.

         6. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         7. PIGGY BACK REGISTRATION RIGHTS. Until the shares of Common Stock underlying the Warrant are eligible for resale under Rule 144 of the Securities Act of 1933, as amended, if the Company at any time proposes to register under the Act any of its securities (other than in connection with a tender offer, merger, or other acquisition, or a registration on Form S-4 or S-8, or any successor form thereto) for sale for its own account, it will at such time give prompt written notice to the Holder of its intention to do so. Upon the written request of the Holder made within five (5) days after the date of any such notice, the Company will use its reasonably diligent efforts to effect the registration under the Act of all shares of Common Stock which the Company has been so requested to register by the Holder, to the extent required to permit the disposition of the shares of Common Stock to be so registered; PROVIDED HOWEVER, that the Company may at any time withdraw or cease proceeding with any such registration, if it shall at the same time withdraw or cease proceeding with the registration of all other securities originally proposed to be registered. If a registration pursuant to this Section involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, to be distributed, on a firm commitment basis, by or through one or more underwriters; and (ii) the managing underwriter of such underwritten offering shall inform the Company and the Holder by letter of its belief that the number of securities, if any, requested to be included for the account of the Holder (and any other participating securities holders of the Company) in such registration exceeds the number which can be sold in (or during the time of) such offering, or that the inclusion would in the underwriter's judgment adversely affect the marketing of the securities to be sold by the Company, and the Holder and such other holders of securities, then the number of

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securities to be included in the offering (except for shares to be issued by the
Company in an offering initiated by the Company) shall be reduced to the required level with the participation in such offering to be pro rata among Holder and other holders based upon the number of shares of securities each such Holder or other holders requested to be included in such registration.

         8. MAXIMUM EXERCISE. Holder agrees to restrict its weekly sales of shares of Common Stock issuable upon exercise this Warrant to no more than such number of shares as equals ten percent (10%) of the average daily trading volume of the Company's common stock for the five (5) days prior to its sale as reported by Bloomberg, L.P.

         9. WARRANT AGENT. The Company may, by written notice to the each holder of the Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 1 and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         10. TRANSFER ON THE COMPANY'S BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         11. NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         12. VOLUNTARY ADJUSTMENT BY THE COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         13. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of State of California without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of California or in the federal courts located in the state of California. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Holder acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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                  IN WITNESS WHEREOF, the Company has executed this Warrant
under seal as of the date first written above.

                                                     NETGURU, INC.


                                                     By: /S/ SANTANU DAS
                                                        ----------------------


Witness:

/S/ BRUCE NELSON
-------------------------

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                                                                       EXHIBIT A

                                 EXERCISE NOTICE

                   (To be signed only on exercise of Warrant)

TO:      netGuru, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase ________ shares of the Common Stock covered by such Warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares at the price per share provided for in such Warrant, which is $___________.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ___________________ whose address is
_____________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Securities Act") or pursuant to an exemption from registration under the Securities Act.

Dated:___________________           ____________________________________________
                                    (Signature must conform to name of holder as specified on the face of the Warrant)

                                    ____________________________________________
                                    (Address)

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